Exhibit 23(ii).1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-80043, 333-93301, 033-83940, 333-32674 and 333-45868 of Internet Commerce
Corporation on Form S-3 of our report dated September 29, 2000, appearing in this Annual Report on Form 10-KSB of Internet Commerce Corporation for the year ended July 31, 2000.


/s/ DELOITTE & TOUCHE LLP
New York, New York
October 12, 2000